EXHIBIT 32.1
Section 1350 Certification of Chief Executive Officer
     In connection with the Quarterly Report on Form 10-Q of Synaptics Incorporated (the “Company”) for the quarterly period ended March 25, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis F. Lee, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Francis F. Lee

Francis F. Lee
Chief Executive Officer
May 3, 2006